FOR IMMEDIATE RELEASE

Vision Reexamines Accounting Treatment of Grants

Long Beach, December 20, 2013.

Vision Industries (OTCBB: VIIC) hereby issues this retraction of its November 13, 2013 press release regarding its anticipated profitability in 2014, as it seeks a consensus concerning the accounting treatment of the Federal cost-share grants.

About Vision Industries
Vision is a developer of zero emission electric/hydrogen hybrid powered vehicles and turnkey hydrogen fueling systems.  Vision’s proprietary hydrogen/electric hybrid drive system combines the superior acceleration of a battery powered electric vehicle with the extended range provided by a hydrogen fuel cell.  For more information on Vision Industries Corp., please visit www.visionindustriescorp.com

Safe Harbor Statement
Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors available from the Company.

Vision Contact Person(s):

Jerome Torresyap, COO

(P) 310-454-5658

(E) Jerome@visionmotorcorp.com

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